Exhibit (a)(5)(2)

One Planet Group Announces Commencement of the Tender Offer for All Outstanding Shares of AutoWeb

Walnut Creek, Calif., August 3, 2022 – One Planet Group LLC (“One Planet Group”) announced today that its subsidiary, Unity AC 2, Inc., a Delaware corporation ("Purchaser"), commenced the previously announced cash tender offer for all of the issued and outstanding shares of common stock of AutoWeb, Inc. (Nasdaq: AUTO) ("AutoWeb" or the "Company") at a price of $0.39 per share, net to the seller, in cash, without interest and less applicable withholding taxes. The tender offer is being made pursuant to the merger agreement executed on July 24, 2022 and announced by One Planet Group and AutoWeb on July 25, 2022, under which Purchaser seeks to acquire all of the outstanding shares of common stock of AutoWeb. Purchaser and its parent company, Unity AC 1, LLC, a Delaware limited liability company ("Parent"), are wholly owned subsidiaries of One Planet Group.

A tender offer statement on Schedule TO that includes the Offer to Purchase and related Letter of Transmittal setting forth the terms and conditions of the tender offer will be filed today with the U.S. Securities and Exchange Commission (the "SEC") by Purchaser. Additionally, AutoWeb will file a solicitation/recommendation statement on Schedule 14D-9 that includes the recommendation of AutoWeb's board of directors that AutoWeb's stockholders tender their shares in the tender offer.

The tender offer will expire one minute after 11:59 P.M., New York City time, on August 30, 2022, unless the tender offer is extended in accordance with the terms of the merger agreement and the applicable rules and regulations of the SEC. The completion of the tender offer is conditioned upon, among other things, AutoWeb's stockholders tendering at least a majority of AutoWeb's then outstanding shares and other customary closing conditions.

Following a successful completion of the Offer, Purchaser would merge with and into AutoWeb pursuant to Section 251(h) of the General Corporation Law of the State of Delaware without a meeting or vote of AutoWeb’s stockholders, with AutoWeb continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, the outstanding shares of common stock of AutoWeb not tendered in the tender offer will be converted into the right to receive the same $0.39 per share in cash that they would have received had they tendered their shares in the tender offer.

MacKenzie Partners, Inc. is acting as information agent for Purchaser in the tender offer. Computershare Trust Company, N.A. is acting as depositary and paying agent in the tender offer. Requests for documents and questions regarding the tender offer may be directed to MacKenzie Partners, Inc. by telephone at (800) 322-2885 and by email at tenderoffer@mackenziepartners.com.

About One Planet Group LLC

One Planet Group is a hybrid tech firm that runs a suite of online technology and media businesses. Founded by Payam Zamani, One Planet Group is comprised of creative and technology pioneers who develop, operate, and invest in people, concepts, companies, and products. One Planet Group’s operating businesses span a variety of industries including ad tech, publishing, and media. Their mission is to support strong business ideas while also building an ethos that helps improve society and gives back to communities.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words or phrases of similar substance, or the negative of those words, used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including uncertainties regarding the expected timetable for completing the tender offer and merger; uncertainties regarding the strategic and other potential benefits of the transaction; uncertainties as to the percentage of AutoWeb’s stockholders tendering their shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect that any termination of the merger agreement may have on the Company and its stock price, particularly in light of substantial doubt as to the Company’s ability to continue as a going concern if the merger is not consummated; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other statements about AutoWeb’s or One Planet Group’s management’s future expectations, beliefs, goals, plans or prospects; and the risks described in AutoWeb’s periodic reports on file with the SEC. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Neither One Planet Group nor AutoWeb undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Among the important factors that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements include the factors described in the Company’s previous announcement in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that its management believes that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date the financial statements were issued; changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of natural or human-caused disasters, including extreme weather, civil and political unrest, and armed hostilities; failure of AutoWeb’s internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, including the factors discussed under the “Risk Factors” heading in the Form 10-K and Form 10-Q, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Additional Information

This press release is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The tender offer transaction is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) to be filed with the SEC. The Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of the Company’s stock at no expense to them. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. In addition, the tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related solicitation/recommendation statement on Schedule 14D-9 may be obtained free of charge from MacKenzie Partners, Inc. 1407 Broadway, New York, New York 10018, Telephone Number (800) 322-2885 and by email at tenderoffer@mackenziepartners.com.